Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 29, 2017, by and among Bay Banks of Virginia, Inc., a Virginia corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.           The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.           Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of common stock, $5.00 par value per share, of the Company (the “Common Stock”) set forth below such Purchaser’s name on the signature page of this Agreement. The aggregate number of shares of Common Stock subscribed for by the Purchasers collectively shall be 3,783,784 shares of Common Stock (the “Shares”) and each Share shall be sold at a price of $9.25 per share.

C.           The Company has engaged FIG Partners LLC, Atlanta, Georgia as its exclusive placement agent (the “Placement Agent”) for the offering of the Shares.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any Proceeding, inquiry, or notice of violation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, self-regulatory organization, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such term is used in and construed under Rule 405 under the Securities Act.

“Agency” has the meaning set forth in Section 3.1(qq).

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Articles of Incorporation” means the Articles of Incorporation of the Company and all amendments and certificates of designation thereto, as the same may be amended from time to time.

“Bank” means Virginia Commonwealth Bank, a Virginia banking corporation and wholly-owned Subsidiary of the Company.

“Bank Regulatory Authorities” has the meaning set forth in Section 3.1(b)(ii).

“BHC Act” has the meaning set forth in Section 3.1(b)(ii).

“BHC Act Control” has the meaning set forth in Section 3.1(ww).

“Board” has the meaning set forth in Section 2.2(a)(iv).

“Burdensome Condition” has the meaning set forth in Section 5.1(j).

“Business Day” means a day, other than a Saturday or Sunday, on which banks in Virginia are open for the general transaction of business.

“Bylaws” means the Bylaws of the Company and all amendments thereto, as the same may be amended from time to time.

“CIBC Act” means the Change in Bank Control Act of 1978, as amended.

“Closing” means the closing of the purchase and sale of the Shares pursuant to this Agreement.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree; provided, however, that the Closing Date shall be no less than two (2) Trading Days after the date hereof.

“Code” means the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means the law firm of Williams Mullen.

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“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Reports” has the meaning set forth in Section 3.1(mm).

“Company’s Knowledge” means, with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Covered Person” has the meaning set forth in Section 3.1(xx).

“CRA” has the meaning set forth in Section 3.1(kk).

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Disqualification Events” has the meaning set forth in Section 3.1(xx).

“DTC” means The Depository Trust Company.

“Environmental Laws” has the meaning set forth in Section 3.1(l).

“ERISA” has the meaning set forth in Section 3.1(ss).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“FDIC” has the meaning set forth in Section 3.1(b)(ii).

“Federal Reserve” has the meaning set forth in Section 3.1(b)(ii)

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Indemnified Person” has the meaning set forth in Section 4.7(a).

“Insurer” has the meaning set forth in Section 3.1(qq).

“Intellectual Property” has the meaning set forth in Section 3.1(r).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restriction of any kind.

“Loan Investor” has the meaning set forth in Section 3.1(qq).

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“Losses” has the meaning set forth in Section 4.7(a).

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, properties, business, condition (financial or otherwise), liabilities or prospects of the Company and the Subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Material Contract” means any contract of the Company or any of its Subsidiaries that was, or was required to be, filed as an exhibit to the SEC Reports, pursuant to Item 601 of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1(p).

“Money Laundering Laws” has the meaning set forth in Section 3.1(jj).

“OFAC” has the meaning set forth in Section 3.1(ii).

“Outside Date” means the fifteenth (15th) day following the date of this Agreement; provided that if such day is not a Business Day, the first day following such day that is a Business Day.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agent” has the meaning set forth in the Recitals.

“Press Release” has the meaning set forth in Section 4.5.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, is the OTC Markets Group Inc. OTCQB tier.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means $9.25 per Share.

“Purchaser” and “Purchasers” has the meaning set forth in the Preamble.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agreement” has the meaning set forth in Section 3.1(oo).

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“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” has the meaning set forth in the Recitals.

“Solicitor” has the meaning set forth in Section 3.1(xx).

“Stock Certificates” has the meaning set forth in Section 2.2(a)(ii).

“Subscription Amount” means with respect to each Purchaser, the aggregate amount to be paid for the Shares purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount).”

“Subsidiary” means the Bank and any other entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the applicable OTC Markets Group Inc. tier on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Co., or any successor transfer agent for the Company.

“Virginia BFI” has the meaning set forth in Section 3.1(b)(ii).

“Virginia Courts” means the state and federal courts sitting in the Commonwealth of Virginia.

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ARTICLE II
PURCHASE AND SALE

2.1           Closing.

(a)          Purchase of Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the number of Shares set forth below such Purchaser’s name on the signature page of this Agreement at a per Share price equal to the Purchase Price.

(b)          Closing. The Closing of the purchase and sale of the Shares pursuant to this Agreement shall take place on the Closing Date remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c)          Form of Payment. Unless otherwise agreed to by the Company and a Purchaser (as to such Purchaser only), (1) on or prior to the Closing Date, the Company shall deliver to each Purchaser (or its designated custodian per its delivery instructions) one or more stock certificates (if physical certificates are required by the Purchaser to be held immediately prior to Closing; if not, then facsimile or “.pdf” copies of such certificates shall suffice for purposes of Closing with the original stock certificates to be delivered within two (2) Business Days of the Closing Date), evidencing the number of Shares set forth on such Purchaser’s signature page to this Agreement (or, if the Company and such Purchaser agree, the Company shall cause to be made a book-entry record through the facilities of DTC or the Transfer Agent representing the Shares registered in the name of such Purchaser or its nominee, as set forth on the Stock Certificate Questionnaire included as Exhibit A-2 hereto) and (2) following receipt thereof, on the Closing Date, each Purchaser shall wire its Subscription Amount, in United States dollars and in immediately available funds, in accordance with the Company’s written wire transfer instructions. For purposes of clarity, a Purchaser shall not be required to wire its Subscription Amount until it (or its designated custodian per its delivery instructions) confirms receipt of its Shares.

2.2           Closing Deliveries.

(a)          On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser the following (the “Company Deliverables”):

(i)          this Agreement, duly executed by the Company;

(ii)         one or more stock certificates (if physical certificates are required by the Purchaser to be held immediately prior to Closing; if not, then facsimile or “.pdf” copies of such certificates shall suffice for purposes of Closing with the original stock certificates to be delivered within two (2) Business Days of the Closing Date), evidencing the Shares subscribed for by such Purchaser hereunder, registered in the name of such Purchaser or as otherwise set forth on such Purchaser’s Stock Certificate Questionnaire included as Exhibit A-2 hereto (the “Stock Certificates”) (or, if the Company and such Purchaser agree, the Company shall cause to be made a book-entry record through the facilities of DTC or the Transfer Agent representing the Shares registered in the name of such Purchaser or as otherwise set forth on such Stock Certificate Questionnaire);

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(iii)        a legal opinion of Company Counsel, dated as of the Closing Date and in the form attached hereto as Exhibit B, executed by such counsel and addressed to the Purchasers;

(iv)        a certificate of the Secretary of the Company, in the form attached hereto as Exhibit C, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company (the “Board”) or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents, including the issuance of the Shares, (b) certifying the current versions of the Articles of Incorporation, as amended, and Bylaws, as amended, of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(v)         a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, in the form attached hereto as Exhibit D, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and 5.1(b); and

(vi)        a Certificate of Good Standing for the Company from the Clerk of the State Corporation Commission of the Commonwealth of Virginia as of a recent date.

(b)          On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)          this Agreement, duly executed by such Purchaser;

(ii)         its Subscription Amount, in U.S. dollars and in immediately available funds, by wire transfer in accordance with the Company’s written instructions; and

(iii)        a fully completed and duly executed Accredited Investor Questionnaire, reasonably satisfactory to the Company, and Stock Certificate Questionnaire in the forms attached hereto as Exhibits A-1 and A-2, respectively.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Purchasers that:

(a)          Subsidiaries. The Company has no direct or indirect Subsidiaries other than as set forth in Schedule 3.1(a) hereto. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

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(b)          Organization and Qualification; Bank Regulations.

(i)          Each of the Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized and validly existing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation (including the Articles of Incorporation), bylaws (including the Bylaws) or other organizational or charter documents. Each of the Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not be expected to have a Material Adverse Effect.

(ii)         The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). The Bank is the Company’s only banking Subsidiary. The Bank holds the requisite authority from the Virginia Bureau of Financial Institutions (the “Virginia BFI”) to do business as a state-chartered banking corporation under the laws of the Commonwealth of Virginia. Each of the Company and the Bank is in compliance with all applicable laws administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Federal Deposit Insurance Corporation (the “FDIC”), the Virginia BFI and any other federal or state bank regulatory authorities (together with the Virginia BFI, the Federal Reserve and the FDIC, the “Bank Regulatory Authorities”) with jurisdiction over the Company and its Subsidiaries, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect. The deposit accounts of the Bank are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due.

(c)          Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Shares in accordance with the terms hereof. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares hereunder) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board or its shareholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which the Company is a party have been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof or thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. There are no shareholder agreements, voting agreements, voting trust agreements or similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s shareholders.

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(d)          No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares hereunder) do not and will not (i) conflict with or violate any provisions of the Articles of Incorporation, Bylaws, the certificate or articles of incorporation of any Subsidiary, the bylaws of any Subsidiary or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to receipt of the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and the rules and regulations thereunder, assuming the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)          Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Principal Trading Market) or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Shares hereunder), other than (i) filings required by applicable state securities laws, (ii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (iii) the filing of any requisite notices and/or application(s) to the Principal Trading Market, if applicable, for the issuance, sale and listing or quotation of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (iv) the filings required in accordance with Section 4.5 of this Agreement and (v) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”). The Company is unaware of any facts or circumstances relating to the Company or its Subsidiaries which might prevent the Company from obtaining or effecting any of the foregoing.

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(f)          Issuance of the Shares. The issuance of the Shares has been duly authorized and the Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

(g)          Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(g) hereto. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Except as specified on in the SEC Reports: (i) no shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, other than those issued or granted pursuant to compensatory plans, contracts or arrangements described in the SEC Reports; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any Subsidiary or by which the Company or any Subsidiary is bound; (iv) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act; (v) there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vii) neither the Company nor any of its Subsidiaries has any liabilities or obligations required to be disclosed in the SEC Reports but not so disclosed, which, individually or in the aggregate, will have or would reasonably be expected to have a Material Adverse Effect. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares hereunder.

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(h)          SEC Reports; Disclosure Materials. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twenty-four (24) months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with this Agreement (including the Exhibits and Schedules hereto, including the Risk Factors discussed in Exhibit E) and the investor presentation dated August 2017 furnished to the Purchasers in connection with the offering of the Shares, the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)           Financial Statements. The financial statements (including the notes thereto) of the Company and its consolidated Subsidiaries included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto or as required by the Commission and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the balance sheet of the Company and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations, shareholders’ equity and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(j)           Tax Matters. The Company (i) has prepared and filed all foreign, federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and such returns, reports and declarations are true, complete and correct in all material respects, (ii) has paid all taxes and other governmental assessments and charges, owed and due by the Company or any of its Subsidiaries (whether or not shown on any tax return), except those being contested in good faith and with respect to which adequate reserves have been set aside on the books of the Company, (iii) has withheld or collected from each payment made to each of its employees, independent contractors, shareholders, creditors and other third parties the amount of all taxes required to be withheld or collected therefrom, and has paid the same to the proper authorized depositories or government authorities and (iv) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which the above referenced returns, reports or declarations apply. There are no pending or active tax audits or proceedings or proposed tax deficiencies or other claims for material unpaid taxes asserted with respect to the Company or its assets. There are no liens for taxes (other than for taxes not yet due and payable) upon any of the assets of the Company. The Company has not received notice of any claim made by an authority in any jurisdiction where the Company does not file tax returns that the Company is or may be subject to taxation by that jurisdiction.

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(k)          Material Changes. Since the date of the latest financial statements included within the SEC Reports, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) neither  the Company nor any of its Subsidiaries has incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) neither  the Company nor any of its Subsidiaries has altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) neither  the Company nor any of its Subsidiaries has declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) neither  the Company nor any of its Subsidiaries has issued any equity securities to any officer, director or Affiliate, except Common Stock issued pursuant to existing Company stock option, stock purchase plans or equity-based plans disclosed in the SEC Reports, (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company or any of its Subsidiaries under, or any termination of, any Material Contract under which the Company or any of its Subsidiaries is bound or subject, and (vii) to the Company’s Knowledge, there has not been a material increase in the aggregate dollar amount of: (A) the Bank’s nonperforming loans (including nonaccrual loans and loans 90 days or more past due and still accruing interest) or (B) the reserves or allowances established on the Company's or Bank's financial statements with respect thereto. Except for the transactions contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one (1) Trading Day prior to the date of this Agreement.

(l)           Environmental Matters. Neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any Proceeding relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s Knowledge, there is no pending or threatened investigation that might lead to such a claim.

(m)         Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Shares or (ii) except as disclosed in the SEC Reports, is reasonably likely to have a Material Adverse Effect, individually or in the aggregate, if there were an unfavorable decision. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under any federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any of its Subsidiaries or any executive officers or directors of the Company or any of its Subsidiaries in their capacities as such, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

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(n)          Employment Matters. No labor dispute exists or, to the Company’s Knowledge, is imminent or threatened with respect to any of the employees of the Company or any Subsidiary which would have or reasonably be expected to have a Material Adverse Effect. None of the Company’s or any Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and each of the Company and each Subsidiary believes that its relationship with its employees is good. To the Company’s Knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. Each of the Company and its Subsidiaries is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(o)          Compliance. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of which the Company has been made aware of any court, arbitrator or governmental body having jurisdiction over the Company, its Subsidiaries or their respective properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule, regulation, policy or guideline or order of any governmental authority, self-regulatory organization (including the Principal Trading Market) applicable to the Company or any of its Subsidiaries, or which would have the effect of revoking or limiting FDIC deposit insurance, except in each case as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)          Regulatory Permits. Each of the Company and its Subsidiaries possesses all certificates, authorizations, consents and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its respective businesses as currently conducted and as described in the SEC Reports, except where the failure to possess such certificates, authorizations, consents or permits, individually or in the aggregate, has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice in writing of Proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

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(q)          Title to Assets. Each of the Company and each of its Subsidiaries has good and marketable title to all real property and tangible personal property owned by it which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and facilities by the Company and its Subsidiaries. No notice of a claim of default by any party to any lease entered into by the Company or any of its Subsidiaries has been delivered to either the Company or any of its Subsidiaries or is now pending, and to the Company’s Knowledge there does not exist any event or circumstance that with notice or passing of time, or both, would constitute a default or excuse performance by any party thereto. Except as set forth in the SEC Reports, none of the owned or leased premises or properties of the Company or any of its Subsidiaries is subject to any current or potential interests of third parties or other restrictions or limitations that would impair or be inconsistent in any material respect with the current use of such owned or leased premises or properties by the Company or any of its Subsidiaries, as the case may be.

(r)           Patents and Trademarks. The Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted as disclosed in the SEC Reports except where the failure to own, possess, license or have such rights would not have or reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Reports and except where such violations or infringements would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (a) neither the Company nor any Subsidiary has received any notice of infringement or misappropriation of, or conflict with, the rights of third parties to any such Intellectual Property; (b) to the Company’s Knowledge, there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s Knowledge, threatened Proceeding by others challenging the Company’s and/or its Subsidiaries’ rights in or to any such Intellectual Property; (d) there is no pending or, to the Company’s Knowledge, threatened Proceeding by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or, to the Company’s Knowledge, threatened Proceeding by others that the Company and/or any Subsidiary infringes or otherwise violates any patent, trademark, service mark, trade name, copyright, invention, trade secret, technology, Internet domain name, know-how or other proprietary rights of others.

(s)          Insurance. The Company and each Subsidiary are, and following the Closing Date will remain, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which and where the Company and the Subsidiaries are engaged. All premiums due and payable under all such policies and bonds have been timely paid, there have been no lapses in coverage during the term of such policies, and the Company and its Subsidiaries are in material compliance with the terms of such policies and bonds. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would be materially higher than their existing insurance coverage.

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(t)           Transactions With Affiliates and Employees. Except as set forth in the SEC Reports and other than the grant of stock options or other equity awards that are not individually or in the aggregate material in amount, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors or loans made in compliance with Federal Reserve Regulation O in the ordinary course of the Bank’s business) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(u)          Sarbanes-Oxley; Internal Control Over Financial Reporting; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. Except as set forth in the SEC Reports, (i) the Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and such internal control over financial reporting is effective; and (ii) the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), and such disclosure controls and procedures were evaluated by management of the Company and were determined to be effective as of June 30, 2017, and since the date of such evaluation, there has been no significant changes in the disclosure controls and procedures that are reasonably likely to materially adversely affect such disclosure controls and procedures.

(v)          Material Contracts. The Company has filed as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2016 all Material Contracts required to be filed pursuant to Item 601 of Regulation S-K promulgated under the Securities Act.

(w)         Certain Fees. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than the Placement Agent with respect to the offer and sale of the Shares (which placement agent fees are set forth in Schedule 3.1(w) and are being paid by the Company).

(x)          Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information provided by Purchasers in the Accredited Investor Questionnaires delivered pursuant to Section 2.2(b)(iii), no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers under the Transaction Documents. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Principal Trading Market.

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(y)          Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(z)          No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would cause such offers and sales to be integrated for purposes of Regulation D with the offer and sale by the Company of the Shares or that otherwise would cause the exemption from registration under Regulation D to be unavailable in connection with the offer and sale by the Company of the Shares as contemplated hereby.

(aa)        Listing and Maintenance Requirements. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the Principal Trading Market.

(bb)         Investment Company. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(cc)        Unlawful Payments. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any directors, officers, employees, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries: (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (ii) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(dd)       Application of Takeover Protections; Rights Agreements. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(ee)        Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchasers in the Disclosure Materials regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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(ff)          Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the SEC Reports that is not so disclosed.

(gg)       Acknowledgment Regarding Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Shares.

(hh)       Absence of Manipulation. The Company has not, and, to the Company’s Knowledge, no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

(ii)          OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly, directly or indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(jj)          Money Laundering Laws. The operations of the Company and each Subsidiary are, and have been conducted at all times, in compliance in all material respects with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to the Company’s Knowledge, no action, suit or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

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(kk)         Compliance with Certain Banking Regulations. The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause the Bank: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act of 1977, as amended (the “CRA”), and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970 (or otherwise known as the “Currency and Foreign Transactions Reporting Act”), the USA Patriot Act (or otherwise known as “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001”), any order issued with respect to anti-money laundering by OFAC or any other anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Bank.

(ll)          No Additional Agreements. The Company has no agreements or understandings (including, without limitation, side letters) with any Purchaser or other Person to purchase Shares or other shares of Common Stock on terms more favorable to such Person than as set forth herein.

(mm)      Reports, Registrations and Statements. Since January 1, 2013, the Company and the Bank have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Bank Regulatory Authorities and any other applicable foreign, federal or state securities or banking authorities, including, without limitation, all financial statements and financial information required to be filed by it under the Federal Deposit Insurance Act and the BHC Act. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” All such Company Reports were filed on a timely basis or the Company or the Bank, as applicable, received a valid extension of such time of filing and has filed any such Company Reports prior to the expiration of any such extension. As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the Bank Regulatory Authorities and any other applicable foreign, federal or state securities or banking authorities, as the case may be.

(nn)       Well Capitalized. As of June 30, 2017, the Bank met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(oo)       Agreements with Regulatory Agencies. Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or has adopted any board resolutions at the request of any Bank Regulatory Authority that, in each case, restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management, its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Subsidiary been advised in writing by any Bank Regulatory Authority that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.

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Each of the Company and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law. None of the Company, its Subsidiaries or, to the Company’s Knowledge, any director, officer or employee of the Company or its Subsidiaries has committed any breach of trust or fiduciary duty with respect to any such fiduciary account and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(pp)       No General Solicitation or General Advertising. Neither the Company nor any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares.

(qq)       Mortgage Banking Business. Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(i)          Each of the Company and each of its Subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any of its Subsidiaries and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(ii)         No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any of its Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of its Subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any of its Subsidiaries or (C) indicated in writing to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its Subsidiaries for poor performance, poor loan quality or concern with respect to the Company’s or any of its Subsidiaries’ compliance with laws,

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For purposes of this Section 3.1(qq): (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(rr)         Risk Management Instruments. The Company and its Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by companies of similar size and in similar lines of business as the Company and its Subsidiaries. Except as has not had or would not reasonably be expected to have a Material Adverse Effect, since January 1, 2013, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries, were entered into (i) only in the ordinary course of business, (ii) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (iii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms. Neither the Company nor the Company Subsidiaries, nor, to the Company’s Knowledge, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(ss)        ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred nor do any of them expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Code; and each “Pension Plan” for which the Company or any Subsidiary would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(tt)         Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

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(uu)        Nonperforming Assets. Except as would not reasonably be expected to have a Material Adverse Effect to the Company’s Knowledge, the Company believes that the Bank will be able to fully and timely collect substantially all interest, principal or other payments when due under its loans, leases and other assets that are not classified as nonperforming and such belief is reasonable under all the facts and circumstances known to the Company and Bank, and the Company believes that the amount of reserves and allowances for loan and lease losses and other nonperforming assets established on the Company’s and Bank’s financial statements is adequate and such belief is reasonable under all the facts and circumstances known to the Company and Bank.

(vv)        Change in Control. The issuance of the Shares to the Purchasers as contemplated by this Agreement will not trigger any rights under any “change of control” provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

(ww)       Common Control. The Company is not and, to the Company’s Knowledge after giving effect to the offering and sale of the Shares and assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, will not be under the control (as defined in the BHC Act and the Federal Reserve’s Regulation Y (12 CFR Part 225) (“BHC Act Control”) of any company (as defined in the BHC Act and the Federal Reserve’s Regulation Y). The Company is not in BHC Act Control of any federally insured depository institution other than the Bank. The Bank is not under the BHC Act Control of any company (as defined in the BHC Act and the Federal Reserve’s Regulation Y) other than Company. Other than the Company’s ownership of the Bank, neither the Company nor the Bank controls, in the aggregate, more than five percent of the outstanding voting class, directly or indirectly, of any federally insured depository institution. The Bank is not subject to the liability of any commonly controlled depository institution pursuant to Section 5(e) of the Federal Deposit Insurance Act (12 U.S.C. § 1815(e)).

(xx)         No “Bad Actor” Disqualification.  The Company has exercised reasonable care, in accordance with Commission rules and guidance, and has conducted a factual inquiry including the procurement of relevant questionnaires from each Covered Person (as defined below) or other means, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s Knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Shares; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

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3.2           Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Organization; Authority. If such Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company or other power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. If such Purchaser is an entity, the execution and delivery of this Agreement and performance by such Purchaser of the applicable Transaction Documents to which it is a party and the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. If such Purchaser is not an entity, such Purchaser has all requisite capacity to enter into and consummate the transactions contemplated hereby, and no further consent or authorization is required by the Purchaser in connection with the execution, delivery and performance by such Purchaser of the transactions contemplated by the applicable Transaction Documents to which it is a party and this Agreement. This Agreement and each of the applicable Transaction Documents to which such Purchaser is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)          No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Purchaser (if such Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

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(c)           Investment Intent. Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any Person.

(d)          Purchaser Status. At the time such Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser has provided the information in the Accredited Investor Questionnaire attached hereto as Exhibit A-1, and the information contained therein is complete and accurate as of the date thereof, as of the date hereof and as of the Closing Date.

(e)          Reliance. The Company and the Placement Agent will be entitled to rely upon this Agreement and are each irrevocably authorized to produce this Agreement or a copy hereof to (A) any regulatory authority having jurisdiction over the Company and its Affiliates and (B) any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, in each case, to the extent required by any court or governmental authority to which the Company or the Placement Agent is subject, provided that the Company provides the Purchaser with prior written notice of such disclosure to the extent practicable and allowed by applicable law.

(f)           General Solicitation. Such Purchaser became aware of the offering of Shares, and the Shares were offered to such Purchaser, solely by direct contact between such Purchaser and the Company or the Placement Agent, and not as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other form of “general solicitation” or “general advertising” (as such terms are used in Regulation D and interpreted by the Commission).

(g)          Direct Purchase. Purchaser is purchasing the Shares directly from the Company and not from the Placement Agent. The Placement Agent did not make any representations or warranties to Purchaser, express or implied, regarding the Shares, the Company or the Company’s offering of the Shares.

(h)          Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is capable of protecting its own interests in connection with this investment and has experience as an investor in securities of companies like the Company. Such Purchaser is able to hold the Shares indefinitely if required, is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment. Further Purchaser understands that no representation is being made as to the future trading value or trading volume of the Shares.

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(i)          Access to Information. Such Purchaser is sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Shares. Such Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials, including the risk factors discussed in Exhibit E hereto, and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, management and representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares, which questions have been answered to such Purchaser’s reasonable satisfaction; (ii) access to information about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser has received all information it deems appropriate for assessing the risk of an investment in the Shares. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. Purchaser acknowledges that neither the Company nor the Placement Agent has made any representation, express or implied, with respect to the accuracy, completeness or adequacy of any available information except that (i) the Company has made the express representations and warranties contained in Section 3.1 of this Agreement and (ii) the Company is responsible for its disclosures in the SEC Reports. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares.

(j)          Brokers and Finders. Other than the Placement Agent with respect to the Company (which fees are to be paid by the Company), no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(k)          Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents. Such Purchaser confirms that it has not relied on the advice of the Company or the Placement Agent (or any of their respective agents, counsel or Affiliates) or any other Purchaser or Purchaser’s business and/or legal counsel in making such decision; provided, however, that each Purchaser has relied on the representations and warranties of the Company set forth in Section 3.1 and the disclosures in the Disclosure Materials. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company (including, without limitation, by the Placement Agent) to the Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares. Such Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Shares and such Purchaser has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents. Such Purchaser has read and considered the Risk Factors set forth in Exhibit E to this Agreement before making a decision to purchase the Shares.

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(l)           OFAC and Anti-Money Laundering. The Purchaser understands, acknowledges, represents, and agrees that (i) the Purchaser is not the target of any sanction, regulation, or law promulgated by OFAC, the Financial Crimes Enforcement Network, or any other U.S. governmental entity (“U.S. Sanctions Laws”), (ii) the Purchaser is not owned by, controlled by, under common control with, or acting on behalf of any Person that is the target of U.S. Sanctions Laws, (iii) the Purchaser is not a “foreign shell bank” and is not acting on behalf of a “foreign shell bank” under applicable anti-money laundering laws and regulations, (iv) the Purchaser’s entry into this Agreement or consummation of the transactions contemplated hereby will not contravene U.S. Sanctions Laws or applicable anti-money laundering laws or regulations, (v) to the extent permitted under applicable law, the Purchaser will promptly provide to the Company or any regulatory or law enforcement authority such information or documentation as may be required to comply with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations, and (vi) the Company may provide to any regulatory or law enforcement authority information or documentation regarding, or provided by, the Purchaser for the purposes of complying with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations.

(m)          Reliance on Exemptions. Such Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares.

(n)          No Governmental Review. Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(o)          No Discussions. Purchaser has not discussed the offering of the Shares with any other party or potential investors (other than the Company, the Placement Agent, any other Purchaser, and Purchaser’s authorized representatives, advisors and counsel), except as expressly permitted under the terms of this Agreement or any confidentiality, non-disclosure or similar agreement between such Purchaser and the Company.

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(p)          No Regulatory Consents or Approvals. Assuming the accuracy of the representations and warranties of the Company and the other parties to the Transaction Documents and subject to satisfaction of Section 5.1(g), no consent, approval, order or authorization of, or registration, declaration or filing with, any Bank Regulatory Authority or other third party, or expiration or termination of any statutory waiting period, is required on the part of the Purchaser in connection with (i) the execution, delivery or performance by such Purchaser of this Agreement and the Transaction Documents contemplated hereby or (ii) the consummation by such Purchaser of the transactions contemplated hereby, other than passivity or anti-association commitments or other documentation that may be required by the Federal Reserve.

(q)          Bank Holding Company Status. Assuming the accuracy of the representations and warranties of the Company in Section 3.1(g) of this Agreement and subject to satisfaction of Section 5.1(g), the Purchaser, either acting alone or together with any other Person will not, directly or indirectly, own, control or have the power to vote, immediately after giving effect to its purchase of Shares, in excess of 7.5% of the outstanding shares of the Company’s voting stock of any class or series. Without limiting the foregoing, assuming the accuracy of the representations and warranties of the Company contained herein and subject to satisfaction of Section 5.1(g), the Purchaser represents and warrants that it does not and will not as a result of its purchase or holding of the purchased Shares or any other securities of the Company have “control” of the Company or the Bank, and has no present intention of acquiring “control” of the Company or the Bank, for purposes of the BHC Act or the CIBC Act.

(r)          Trading. Purchaser acknowledges that there is only a limited trading market for the Common Stock, and there is no guarantee that a more active trading market for the Common Stock will develop.

(s)          Residency. Such Purchaser’s residence (if an individual) or office in which its investment decision with respect to the Shares was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

3.3           The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)          Compliance with Laws. Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of a seller representation letter and, if applicable, a broker representation letter) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such Shares under the Securities Act.

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(b)          Legends. Certificates evidencing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and, with respect to Shares held in book-entry form, the Transfer Agent will record such a legend on the share register), until such time as they are not required under Section 4.1(c) or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND, IF APPLICABLE, A BROKER REPRESENTATION LETTER) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

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(c)          Removal of Legends. The restrictive legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC or the Transfer Agent, if (i) such Shares are registered for resale under the Securities Act, (ii) such Shares are sold or transferred pursuant to Rule 144, or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions. Upon Rule 144 becoming available for the resale of Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Shares and without volume or manner-of-sale restrictions, the Company shall instruct the Transfer Agent to remove the legend from the Shares and shall cause its counsel to issue any legend removal opinion required by the Transfer Agent. Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than five (5) Trading Days following the delivery by a Purchaser to the Transfer Agent (with notice to the Company) of a legended certificate or instrument representing such Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 4.1(a), deliver or cause to be delivered to such Purchaser a certificate or instrument (as the case may be) representing such Shares that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Certificates for Shares free from all restrictive legends may be transmitted by the Transfer Agent to the Purchasers, including, if applicable, by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser.

(d)          Acknowledgement. Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act.

4.2           Acknowledgment of Dilution. The Company acknowledges that the issuance of the Shares may result in dilution of the outstanding shares of Common Stock.  The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.3           Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.4           No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers.

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4.5           Securities Laws Disclosure; Publicity. By 9:00 a.m., New York City time, on the first Business Day immediately following the Closing, the Company shall issue one or more press releases (collectively, the “Press Release”) reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby. On or before 9:00 a.m., New York City time, on the fourth Business Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents). If, following public disclosure of the transactions contemplated hereby, this Agreement terminates prior to Closing, the Company shall issue a press release disclosing such termination by 9:00 a.m., New York City time, on the first Business Day following the date of such termination. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or any Affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any Affiliate or investment adviser of any Purchaser in any press release or in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law, in which case the Company shall provide the Purchasers with prior written notice of such disclosure. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of the existence and terms of the transaction contemplated herein.

4.6           Non-Public Information. Except with the express written consent of such Purchaser and unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not, and shall cause each Subsidiary and each of their respective officers, directors, employees and agents, not to, and each Purchaser shall not directly solicit the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents to provide any Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of the Press Release.

4.7           Indemnification.

(a)          Indemnification of Purchasers. The Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees, agents and investment advisers (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, employees, agents and investment advisers (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, an “Indemnified Person”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Indemnified Person may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (ii) any action instituted against an Indemnified Person in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company or other third party who is not an Affiliate of such Indemnified Person, with respect to any of the transactions contemplated by this Agreement. The Company will not be liable to any Indemnified Person under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is directly attributable to any Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Person in this Agreement or in the other Transaction Documents.

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(b)          Conduct of Indemnification Proceedings. Promptly after receipt by any Indemnified Person of any notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any Proceeding in respect of which indemnity may be sought pursuant to Section 4.7(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that such failure shall have materially and adversely prejudiced the Company (as finally determined by a court of competent jurisdiction, which determination is not subject to appeal or further review). In any such Proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such Proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, provided, however, that the Company shall not be required to pay for more than two separate counsel for all Indemnified Persons. The Company shall not be liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, the Company shall not effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such Proceeding.

(c)          Limitation on Amount of Company’s Indemnification Liability.

(i)          Tipping Basket. Except as otherwise provided in Section 4.7(c)(iii), the Company will not be liable for Losses that otherwise are indemnifiable under Section 4.7(a)(i) until the total of all Losses under Section 4.7(a)(i) incurred by all Purchasers exceeds $25,000, at which point the full amount of all Losses shall be recoverable.

(ii)         Maximum. Except as otherwise provided in Section 4.7(c)(iii), the maximum aggregate liability of the Company for all Losses under Section 4.7(a)(i) is the aggregate Purchase Price by all Purchasers, provided however, that the maximum aggregate liability of the Company for all Losses under Section 4.7(a)(i) as to any individual Purchaser is the aggregate Purchase Price of such individual Purchaser.

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(iii)        Exceptions. The provisions of Section 4.7(c)(i) and (ii) do not apply to (A) claims due to the inaccuracy of any of the representations or breach of any of the warranties of the Company in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(e), 3.1(f), 3.1(g), 3.1(h), 3.1(i), 3.1(v), 3.1(dd), 3.1(ee) or 3.1(ff), or (B) indemnification claims involving fraud or knowing and intentional misconduct by the Company.

4.8           Listing of Common Stock. The Company will use its reasonable best efforts to list the Shares for quotation on the Principal Trading Market and maintain the listing of the Common Stock on the Principal Trading Market.

4.9           Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares hereunder for general corporate purposes, including organic growth and potential acquisitions.

4.10         Ownership Limitation. No Purchaser shall purchase a number of Shares that would cause such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any banking regulation or law, to collectively be deemed to own, control or have the power to vote shares of Common Stock which would represent more than 7.5% of the number of shares of Common Stock issued and outstanding (based on the number of outstanding shares as of the Closing Date).

4.11         Certain Transactions. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

4.12         No Change of Control. The Company shall use reasonable best efforts to obtain all necessary irrevocable waivers, adopt any required amendments and make all appropriate determinations so that the issuance of the Shares to the Purchasers will not trigger a “change of control” or other similar provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including without limitation any employment, “change in control,” severance or other agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

4.13         No Additional Issuances. Between the date of this Agreement and the Closing Date, except for the Shares being issued pursuant to this Agreement and shares of Common Stock issued as a result of the exercise of outstanding options or warrants described in the SEC Reports, the Company shall not issue or agree to issue any additional shares of Common Stock or other securities which provide the holder thereof the right to convert such securities into, or acquire, shares of Common Stock.

4.14         Most Favored Nation. During the period from the date of this Agreement through the Closing Date, neither the Company nor its Subsidiaries shall enter into any additional, or modify any existing, agreements with any existing or future investors in the Company or any of its Subsidiaries that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Purchasers by this Agreement, unless, in any such case, the Purchasers have been provided with such rights and benefits.

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4.15         Notice of Certain Events. Each Purchaser, on the one hand, and the Company, on the other hand, shall promptly notify the other party of (a) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware prior to the Closing that would constitute a violation or breach of the Transaction Documents (or a breach of any representation or warranty contained herein or therein) or, if the same were to continue to exist as of the Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Sections 5.1 or 5.2 hereof, and (b) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware that would have been required to have been disclosed pursuant to the terms of this Agreement had such event, condition, fact, circumstance, occurrence, transaction or other item existed as of the date hereof; provided that delivery of any notice pursuant to this Section 4.15 shall not modify the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. Notwithstanding the foregoing, no party hereto shall be required to take any action that would jeopardize such party's attorney-client privilege.

4.16         Furnishing of Information. In order to enable the Purchasers to sell the Shares under Rule 144, for a period of one (1) year from the Closing, the Company shall maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such one (1) year period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available the information described in Rule 144(c)(2), if the provision of such information will allow resales of the Shares pursuant to Rule 144.

ARTICLE V
CONDITIONS PRECEDENT TO CLOSING

5.1           Conditions Precedent to the Obligations of the Purchasers to Purchase Shares. The obligation of each Purchaser to acquire Shares at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to such Purchaser only):

(a)          Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b)          Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

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(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction, nor shall there have been any regulatory communication, that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)          Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, non-objections, registrations and waivers necessary for consummation of the purchase and sale of the Shares (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(e)          No Suspensions of Trading in Common Stock; Listing. The Common Stock (i) shall be designated for listing and quotation on the Principal Trading Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market. The Company shall have obtained approval, if necessary, of the Principal Trading Market to list the Shares.

(f)          Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(g)          Gross Proceeds. The Company shall issue and sell pursuant to this Agreement 3,783,784 shares of Common Stock at a price per share equal to the Purchase Price, and shall simultaneously issue and deliver such shares at the Closing to the Purchasers hereunder.

(h)          Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.16 herein.

(i)           Bank Regulatory Issues. The purchase of such Shares by such Purchaser shall not (i) cause such Purchaser or any of its Affiliates to violate any banking regulation, (ii) require such Purchaser or any of its Affiliates to file a prior notice with the Federal Reserve or its delegee under the CIBC Act or the BHC Act or obtain the prior approval of any banking regulator, (iii) require such Purchaser or any of its affiliates to become a bank holding company or otherwise serve as a source of strength for the Company or any Subsidiary or (iv) cause such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any banking regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Purchaser and such other Persons) would represent more than 7.5% of any class of voting securities of the Company outstanding at such time.

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(j)           No Burdensome Condition. Since the date hereof, there shall not be any action taken, or any law, rule or regulation enacted, entered, enforced or deemed applicable to the Company or its Subsidiaries, such Purchaser (or its Affiliates) or the transactions contemplated by this Agreement, by any Bank Regulatory Authority which imposes any restriction or condition on the Company or its Subsidiaries or such Purchaser or any of its Affiliates (other than such restrictions as are described in any passivity or anti-association commitments, as may be amended from time to time, entered into by such Purchaser) which such Purchaser determines, in its reasonable good faith judgment, is materially and unreasonably burdensome on the Company’s business following the Closing or on such Purchaser (or any of its Affiliates) or would reduce the economic benefits of the transactions contemplated by this Agreement to such Purchaser to such a degree that such Purchaser would not have entered into this Agreement had such condition or restriction been known to it on the date hereof (any such condition or restriction, a “Burdensome Condition”), and, for the avoidance of doubt, any requirements to disclose the identities of limited partners, shareholders or non-managing members of such Purchaser or its Affiliates or its investment advisers shall be deemed a Burdensome Condition unless otherwise determined by such Purchaser in its sole discretion.

(k)          Material Adverse Effect. No Material Adverse Effect shall have occurred since June 30, 2017.

5.2           Conditions Precedent to the Obligations of the Company to sell Shares. The Company’s obligation to sell and issue the Shares to each Purchaser at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)          Representations and Warranties. The representations and warranties made by such Purchaser in Section 3.2 hereof shall be true and correct as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b)          Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction, nor shall there have been any regulatory communication, that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)          Purchasers Deliverables. Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(e)          Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.16 herein.

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(f)          Bank Regulatory Issues. The purchase of such Shares by such Purchaser shall not (i) cause such Purchaser or any of its Affiliates to violate any banking regulation, (ii) require such Purchaser or any of its Affiliates to file a prior notice with the Federal Reserve or its delegee under the CIBC Act or the BHC Act or obtain the prior approval of any banking regulator, (iii) require such Purchaser or any of its affiliates to become a bank holding company or otherwise serve as a source of strength for the Company or any Subsidiary or (iv) cause such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any banking regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Purchaser and such other Persons) would represent more than 7.5% of any class of voting securities of the Company outstanding at such time.

ARTICLE VI
MISCELLANEOUS

6.1           Fees and Expenses. Except as provided elsewhere in the Transaction Documents, the parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The Company shall pay all amounts owed to the Placement Agent relating to or arising out of the transactions contemplated hereby. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares to the Purchasers.

6.2           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or e-mail notification or confirmation of receipt of an e-mail transmission) at the facsimile number or e-mail address specified in this Section prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

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If to the Company:      Bay Banks of Virginia, Inc.
1801 Bayberry Court, Suite 101

Richmond, Virginia 23226

Attention:      Randal R. Greene

Telephone:    804-435-4102

E-Mail:            rgreene@vacommbank.com

With a copy to:           Williams Mullen

200 South 10th Street, Suite 1600

Richmond, Virginia 23219

Attention:      Scott Richter

Telephone:    804-420-6221

E-Mail:          srichter@williamsmullen.com

If to a Purchaser:         Only to the address set forth under such Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4           Amendments; Waivers; No Additional Consideration. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer or a duly authorized representative of such party. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Shares.

6.5           Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6           Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchasers. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Shares in compliance with the Transaction Documents and applicable law, provided that such transferee shall agree in writing to be bound, with respect to the transferred Shares, by the terms and conditions of this Agreement that apply to the “Purchasers.”

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6.7           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than Indemnified Persons.

6.8           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Virginia, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced on a non-exclusive basis in the Virginia Courts. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the Virginia Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Virginia Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9           Survival. The representations and warranties set forth in this Agreement shall survive the Closing and the delivery of the Shares but only for a period of thirty-six (36) months following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect. Except as otherwise provided herein, all agreements and covenants contained herein shall survive the Closing and the delivery of the Shares for the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative.

6.10         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

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6.11         Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12         Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company may be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14         Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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6.15         Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and none of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

6.16         Termination. This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing by (i) the Company or any Purchaser (with respect to such Purchaser only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.16 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time; (ii) the Company or any Purchaser, upon written notice to the other parties, in the event that any governmental entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement and such order, decree, injunction or other action shall have become final and nonappealable; or (iii) any Purchaser upon written notice to the Company, if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 5.1(a) or Section 5.1(b) would not be satisfied.

The Company shall give prompt notice of any such termination to each other Purchaser, and, as necessary, work in good faith to restructure the transaction to allow each Purchaser that does not exercise a termination right to purchase the full number of securities set forth below such Purchaser’s name on the signature page of this Agreement while remaining in compliance with Section 4.10. Nothing in this Section 6.16 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. Upon a termination in accordance with this Section, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

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6.17         Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.18         Adjustments in Common Stock Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of Shares or a price per Share shall be deemed to be amended to appropriately account for such event.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGE FOR COMPANY FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BAY BANKS OF VIRGINIA, INC.

By:
Randal R. Greene
President and Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

By:
Name:
Title:

Aggregate Purchase Price (Subscription Amount): $

Number of Shares to be Acquired:

Tax ID No.:

Address for Notice:

Telephone No.:

Facsimile No.:

E-mail Address:

Attention:

Delivery Instructions:
(if different than above)

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

[Signature Page to Securities Purchase Agreement]

EXHIBITS

A-1:	Accredited Investor Questionnaire

A-2:	Stock Certificate Questionnaire

B:	Form of Opinion of Company Counsel

C:	Form of Secretary’s Certificate

D:	Form of Officer’s Certificate

E:	Risk Factors

SCHEDULES

3.1(a) – Subsidiaries

3.1(g) – Capitalization

3.1(w) – Placement Agent Fees

EXHIBIT A-1

ACCREDITED INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To: Bay Banks of Virginia, Inc.

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of shares of common stock, $5.00 par value per share (the “Shares”), of Bay Banks of Virginia, Inc., a Virginia corporation (the “Company”). The Shares are being offered and sold by the Company without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(a)(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling Shares to such investor. The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Shares will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Shares. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

PART A.	BACKGROUND INFORMATION

Name of Beneficial Owner of the Shares:

Business Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: (____)

Social Security or Taxpayer Identification No.

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:

Exhibit A | Page 1

Were you formed for the purpose of investing in the securities being offered?

Yes _____	No _____

If an individual:

Residence Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: (___)

Age: _________________	Citizenship: _________________	Where registered to vote: ___________

If an individual, set forth in the space provided below the state in the United States in which you maintain your residence:

If an entity, set forth in the space provided below the state in the United States in which you made your investment decision:

Are you a director or executive officer of the Company?

Yes _____	No _____

PART B.	ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as a Purchaser of Shares.

__ (1)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

__ (2)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

__ (3)	An insurance company as defined in Section 2(a)(13) of the Securities Act;

__ (4)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act;

Exhibit A-1 | Page 2

__ (5)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

__ (6)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

__ (7)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

__ (8)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

__ (9)	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

__ (10)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

__ (11)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000 (see Note 11 below);

__ (12)	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

__ (13)	An executive officer or director of the Company;

__ (14)	An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

Exhibit A-1 | Page 3

Note 11. For purposes of calculating net worth under paragraph (11) above:

A)	The person’s primary residence shall not be included as an asset;

B)	Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

C)	Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

[SIGNATURE PAGE FOLLOWS]

Exhibit A-1 | Page 4

A.	FOR EXECUTION BY AN INDIVIDUAL:

By
Date
Print Name:

B.	FOR EXECUTION BY AN ENTITY:

Entity Name:

By
Date
Print Name:
Title:

C.	ADDITIONAL SIGNATURES (if required by partnership, corporation or trust document):

Entity Name:

By
Date
Print Name:
Title:

Entity Name:

By
Date
Print Name:
Title:

Exhibit A-1 | Page 5

EXHIBIT A-2

Stock Certificate Questionnaire

Pursuant to Section 2.2(b) of the Agreement, please provide us with the following information:

The exact name that the Shares are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:
The relationship between the Purchaser of the Shares and the Registered Holder listed in response to Item 1 above:
The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:

The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Holder listed in response to Item 1 above:

Exhibit A-2 | Page 1

EXHIBIT B

Form of Opinion of Company Counsel*

1.	The Company validly exists as a corporation in good standing under the laws of the Commonwealth of Virginia.

2.	The Company has the corporate power and authority to execute and deliver, and to perform its obligations under, the Transaction Documents, including, without limitation, to issue the Shares.

3.	The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

4.	The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation under the provisions of the Federal Deposit Insurance Act.

5.	Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchasers (to the extent they are a party), each of the Transaction Documents constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

6.	The execution and delivery by the Company of each of the Transaction Documents and the performance by the Company of its obligations under such agreements, including its issuance and sale of the Shares, do not and will not: (a) require any consent, approval, license or exemption by, order or authorization of, or filing, recording or registration by the Company with any federal or state governmental authority, except the Required Approvals, (b) violate any federal or state statute, rule or regulation, or any rule or regulation of the OTC Markets Group Inc. OTCQB tier, or any court order, judgment or decree, if any, listed in Exhibit A hereto, which exhibit lists all court orders, judgments and decrees that the Company has certified to us are applicable to it, (c) result in any violation of the Articles of Incorporation or Bylaws of the Company or (d) result in a breach of, or constitute a default under, any Material Contract.

7.	Assuming the accuracy of the representations and warranties, and compliance with the covenants and agreements, of the Purchasers and the Company contained in the Securities Purchase Agreement, it is not necessary, in connection with the offer, sale and delivery of the Shares to the Purchasers to register the Shares under the Securities Act.

8.	The Shares being delivered to the Purchasers pursuant to the Securities Purchase Agreement have been duly and validly authorized and, when issued, delivered and paid for as contemplated in the Securities Purchase Agreement, will be duly and validly issued, fully paid and non-assessable, and free of any preemptive right or similar rights contained in the Company’s Articles of Incorporation or Bylaws.

* The opinion letter of Company Counsel will be subject to customary limitations and carveouts.

Exhibit B | Page 1

EXHIBIT C

Form of Secretary’s Certificate

The undersigned hereby certifies that he is the duly elected, qualified and acting Corporate Secretary of Bay Banks of Virginia, Inc., a Virginia corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of August 31, 2017, by and among the Company and the investors party thereto (the “Securities Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

1.	Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board at meetings held on August 7, 2017 and August 24, 2017, which represent all of the resolutions approving the transactions contemplated by the Securities Purchase Agreement and the issuance of the Shares. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.	Attached hereto as Exhibit B is a true, correct and complete copy of the Articles of Incorporation of the Company, together with all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Articles of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3.	Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company, together with all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

Randal R. Greene	President and CEO

C. Frank Scott, III	Chairman

James A. Wilson	Executive Vice President and Chief Financial Officer

Exhibit C | Page 1

IN WITNESS WHEREOF, the undersigned has hereunto set her hand as of this ____ day of _____________, 2017.

Pamela A. Varnier
Secretary

I, James A. Wilson, Jr., Chief Financial Officer, hereby certify that Pamela A. Varnier is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

James A. Wilson, Jr.
Chief Financial Officer

Exhibit C | Page 2

EXHIBIT D

Form of Officer’s Certificate

The undersigned, the Chief Executive Officer of Bay Banks of Virginia, Inc., a Virginia corporation (the “Company”), pursuant to Section 2.2(a)(v) of the Securities Purchase Agreement, dated as of August 31, 2017, by and among the Company and the investors signatory thereto (the “Securities Purchase Agreement”), hereby represent, warrant and certify as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):

1.          The representations and warranties of the Company contained in the Securities Purchase Agreement are true and correct as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

2.          The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

IN WITNESS WHEREOF, the undersigned have executed this certificate this               day of                                   , 2017.

Randal R. Greene
President and Chief Executive Officer

Exhibit D | Page 1

EXHIBIT E

Risk Factors

An investment in the common stock of Bay Banks of Virginia, Inc. (the “Company”) involves certain risks, including those described below. Unless otherwise indicated or as the context requires, all references in this section to “we,” “us” and “our” refer to the Company and its subsidiaries as a combined entity.

Risks Related to our Business

We may fail to realize the estimated cost savings for the merger.

The success of the merger between the Company and Virginia BanCorp Inc. (“Virginia BanCorp”) will depend in part on our ability to realize the estimated cost savings from combining the businesses of the Company and Virginia BanCorp. The Company’s and Virginia BanCorp’s management originally estimated that cost savings of approximately 14% of combined non-interest expense versus 2016 levels would be realized from the merger. While we believe that these cost savings estimates are achievable, it is possible that the potential cost savings may be more difficult to achieve than we anticipate. Our cost savings estimates also depend on our ability to combine the businesses of the Company and Virginia BanCorp in a manner that permits those cost savings to be realized. The anticipated cost savings may not be realized fully or at all, or may take longer to realize than expected.

Combining the two banks may be more difficult, costly or time-consuming than expected, or could result in the loss of customers.

The success of the merger will depend on a number of factors, including, but not limited to our ability to:

•	timely and successfully integrate the operations of the Company and Virginia BanCorp;
•	retain key employees of the Company and Virginia BanCorp, and retain and attract qualified personnel to, the combined company; and
•	maintain existing relationships with customers, suppliers and vendors of the Company and Virginia BanCorp.

It is possible that the integration process could result in the loss of key employees, the disruption of ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger.

Exhibit E | Page 1

Our credit standards and on-going credit assessment processes might not protect us from significant credit losses.

We take credit risk by virtue of making loans and extending loan commitments and letters of credit. We manage credit risk through a program of underwriting standards, the review of certain credit decisions and an ongoing process of assessment of the quality of the credit already extended. Our exposure to credit risk is managed through the use of consistent underwriting standards that emphasize local lending while avoiding highly leveraged transactions as well as excessive industry concentrations. Our credit administration function employs risk management techniques to help ensure that problem loans are promptly identified. While these procedures are designed to provide us with the information needed to implement policy adjustments where necessary and to take appropriate corrective actions, and have proven to be reasonably effective to date, there can be no assurance that such measures will be effective in avoiding future undue credit risk, and credit losses may occur in the future.

Our allowance for loan losses may not be adequate to cover actual losses, which could materially and adversely affect our operating results.

We maintain an allowance for loan losses that we believe is appropriate to provide for any potential losses in our loan portfolio. The amount of this allowance is determined by management through a periodic review and consideration of several factors, including: (i) an ongoing review of the quality, size and diversity of our loan portfolio; (ii) evaluation of nonperforming loans; (iii) historical loan loss experience; and (iv) the amount and quality of collateral, including guarantees, securing the loans.

The amount of future loan losses will be influenced by changes in economic, operating and other conditions, including changes in interest rates, which may be beyond our control, and these losses may exceed current estimates. Although we believe the allowance for loan losses is a reasonable estimate of known and inherent losses in the loan portfolio, we cannot precisely predict such losses or be certain that the loan loss allowance will be adequate in the future. While the risk of nonpayment is inherent in banking, we could experience greater nonpayment levels than we anticipate. Further deterioration in the quality of our loan portfolio could cause our interest income and net interest margin to decrease and our provisions for loan losses to increase further, which could adversely affect our results of operations and financial condition.

Federal and state regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs, based on judgments different than those of management. Any increase in the amount of the provision or loans charged-off as required by these regulatory agencies could have a negative effect on our operating results and financial condition.

Nonperforming assets take significant time to resolve and adversely affect our results of operations and financial condition.

Our nonperforming assets adversely affect our net income in various ways. Our nonperforming assets, which include loans past due 90 days or more and still accruing plus nonaccruing loans and other real estate owned (“OREO”), were $10.7 million, or 1.2% of total assets, as of June 30, 2017. We do not record interest income on nonaccrual loans, which adversely affects our income and increases credit administration costs. Our nonaccruing loans totaled $5.4 million as of June 30, 2017.

Exhibit E | Page 2

When we receive collateral through foreclosures and similar proceedings, we are required to mark the related loan to the then fair market value of the collateral less estimated selling costs, which may result in a loss. An increased level of nonperforming assets also increases our risk profile and may impact the capital levels regulators believe are appropriate in light of such risks. We utilize various techniques such as workouts, restructurings and loan sales to manage problem assets. Increases in or negative adjustments in the value of these problem assets, the underlying collateral, or in the borrowers’ performance or financial condition, could adversely affect our business, results of operations and financial condition. In addition, the resolution of nonperforming assets requires significant commitments of time from management and staff, which can be detrimental to the performance of their other responsibilities, including generation of new loans. There can be no assurance that we will avoid increases in nonperforming loans in the future.

We have a high concentration of loans secured by real estate, and a downturn in the local real estate market could materially and negatively affect our business.

We offer a variety of secured loans, including commercial lines of credit, commercial term loans, real estate, construction, home equity lines of credit, consumer and other loans. Many of these loans are secured by real estate (both residential and commercial) located in our market area. As of June 30, 2017, we had approximately $649.6 million in loans, of which approximately $522.2 million (80.4%) were secured by real estate. A major change in the real estate market, such as deterioration in the value of this collateral, or in the local or national economy, could adversely affect our customers’ ability to pay these loans, which in turn could impact us. If there is a decline in real estate values, especially in our market area, the collateral for loans would deteriorate and provide significantly less security. The ability to recover on defaulted loans by selling the real estate collateral could then be diminished and we would be more likely to suffer losses.

We have a significant concentration of credit exposure in commercial real estate, and loans with this type of collateral are viewed as having more risk of default.

As of June 30, 2017, we had approximately $154.2 million in loans secured by commercial real estate, representing approximately 23.7% of total loans outstanding at that date. The real estate consists primarily of non-owner-operated properties and other commercial properties. These types of loans are generally viewed as having more risk of default than residential real estate loans. They are also typically larger than residential real estate loans and consumer loans and depend on cash flows from the owner’s business or the property to service the debt. It may be more difficult for commercial real estate borrowers to repay their loans in a timely manner in the current economic climate, as commercial real estate borrowers’ abilities to repay their loans frequently depends on the successful development of their properties. Cash flows may be affected significantly by general economic conditions, and a downturn in the local economy or in occupancy rates in the local economy where the property is located could increase the likelihood of default. Because our loan portfolio contains a number of commercial real estate loans with relatively large balances, the deterioration of one or a few of these loans could cause a significant increase in our percentage of non-performing loans. An increase in non-performing loans could result in a loss of earnings from these loans, an increase in the provision for loan losses and an increase in charge-offs, all of which could have a material adverse effect on our financial condition.

Exhibit E | Page 3

Our banking regulators generally give commercial real estate lending greater scrutiny, and may require banks with higher levels of commercial real estate loans to implement improved underwriting, internal controls, risk management policies and portfolio stress testing, as well as possibly higher levels of allowances for losses and capital levels as a result of commercial real estate lending growth and exposures, which could have a material adverse effect on our results of operations.

A portion of our loan portfolio consists of construction and development loans, and a decline in real estate values and economic conditions would adversely affect the value of the collateral securing the loans and have an adverse effect on our financial condition.

At June 30, 2017, approximately 9.0% of our loan portfolio, or $57.9 million, consisted of construction and development loans. Construction financing typically involves a higher degree of credit risk than financing on improved, owner-occupied real estate. Risk of loss on a construction loan is largely dependent upon the accuracy of the initial estimate of the property’s value at completion of construction, the marketability of the property, and the bid price and estimated cost (including interest) of construction. If the estimate of construction costs proves to be inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of the value proves to be inaccurate, we may be confronted, at or prior to the maturity of the loan, with a project whose value is insufficient to assure full repayment. When lending to builders, the cost of construction breakdown is provided by the builder, as well as supported by the appraisal. Although our underwriting criteria were designed to evaluate and minimize the risks of each construction loan, there can be no guarantee that these practices will have safeguarded against material delinquencies and losses to our operations. In addition, construction and land development loans are dependent on the successful completion of the projects they finance. Loans secured by vacant or unimproved land are generally more risky than loans secured by improved property for one-to-four family residential mortgage loans. Since vacant or unimproved land is generally held by the borrower for investment purposes or future use, payments on loans secured by vacant or unimproved land will typically rank lower in priority to the borrower than a loan the borrower may have on their primary residence or business. These loans are more susceptible to adverse conditions in the real estate market and local economy.

Exhibit E | Page 4

A portion of our loan portfolio consists of purchased loans and participations, which may have a higher risk of loss than loans we originate.

As of June 30, 2017, excluding fair value adjustments on the acquired bank’s loans with respect to the Virginia BanCorp merger, our loan portfolio included $118.7 million of purchased whole loans and $38.7 million of purchased loan participations. The purchased loan portfolio includes, among other things, unsecured consumer loans and loans secured by real estate both within and outside of our primary market area. Although we historically have underwritten these loan purchases and participations consistent with our general underwriting criteria, loan purchases and participations may have a higher risk of loss than loans we originate. Among other things, our ability to collect unsecured consumer loans is dependent on the borrower’s continuing financial stability, and thus is more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. With respect to secured loans, the property securing some of our purchased loans and participations are not located in our primary market area. Any of these factors could cause us to experience a higher level of losses compared to loans that we originate in our primary market area.

In addition, the purchased loan portfolio includes loans that we have purchased from online, or marketplace, lenders. The Federal Deposit Insurance Corporation (the “FDIC”) has published guidance related to the operation of banks’ business relationship with marketplace lenders and other third parties in which banks are required to exercise increased oversight and ongoing monitoring and other responsibility for such third parties’ compliance with applicable regulatory guidance and requirements. As a result, we are subject to enhanced responsibility for and risk related to the business that we do with these marketplace lenders.

With respect to loan participations in which we are not the lead lender, we rely in part on the lead lender to monitor the performance of the loan of a loan participation. Moreover, our decision regarding the classification of a loan participation and loan loss provisions associated with a loan participation is made in part based upon information provided by the lead lender. A lead lender also may not monitor a participation loan in the same manner as we would for loans that we originate. If our underwriting or monitoring of these participation loans is not sufficient, our non-performing loans may increase and our earnings may decrease.

Our business is subject to interest rate risk, and variations in interest rates may negatively affect financial performance.

Changes in the interest rate environment may reduce our profits. It is expected that we will continue to realize income from the differential or “spread” between the interest earned on loans, securities, and other interest earning assets, and interest paid on deposits, borrowings and other interest bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest earning assets and interest bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. Management cannot ensure that it can minimize our interest rate risk. While an increase in the general level of interest rates may increase the loan yield and the net interest margin, it may adversely affect the ability of certain borrowers with variable rate loans to pay the interest and principal of their obligations. Accordingly, changes in levels of market interest rates could materially and adversely affect the net interest spread, asset quality, loan origination volume and our overall profitability.

Exhibit E | Page 5

We face strong competition from financial services companies and other companies that offer banking and other financial services, which could negatively affect our business.

We encounter substantial competition from other financial institutions in our market area. Ultimately, we may not be able to compete successfully against current and future competitors. Many competitors offer the same banking services that we offer in our service area. These competitors include national, regional and community banks. We also face competition from many other types of financial institutions, including finance companies, mutual and money market fund providers, brokerage firms, insurance companies, credit unions, financial subsidiaries of certain industrial corporations and mortgage companies. Increased competition may result in reduced business for us.

Additionally, banks and other financial institutions with larger capitalization and financial intermediaries not subject to bank regulatory restrictions have larger lending limits and are thereby able to serve the credit needs of larger customers. Areas of competition include interest rates for loans and deposits, efforts to obtain loans and deposits, and range and quality of products and services provided, including new technology-driven products and services. Technological innovation continues to contribute to greater competition in domestic and international financial services markets as technological advances enable more companies to provide financial services. If we are unable to attract and retain banking customers, we may be unable to continue to grow loan and deposit portfolios and our results of operations and financial condition may otherwise be adversely affected.

Changes in economic and market conditions, especially in the areas in which we conduct operations, could materially and negatively affect our business.

Our business is directly impacted by economic, political and market conditions, legislative and regulatory changes, changes in government monetary and fiscal policies, and inflation, all of which are beyond our control. A deterioration in economic conditions, whether caused by global, national or local concerns, especially within our market area, could result in the following potentially material consequences: loan delinquencies increasing; problem assets and foreclosures increasing; demand for products and services decreasing; low cost or non-interest bearing deposits decreasing; and collateral for loans, especially real estate, declining in value, in turn reducing customers’ borrowing power, and reducing the value of assets and collateral associated with existing loans. An economic downturn could result in losses that materially and adversely affect our business.

Income from our trust subsidiary is a major source of non-interest income for us. Trust and investment services fee revenue is largely dependent on the fair market value of assets under management and on trading volumes in the brokerage business. General economic conditions and their subsequent effect on the securities markets tend to act in correlation. When general economic conditions deteriorate, securities markets generally decline in value, and our trust and investment service revenues are negatively impacted as asset values and trading volumes decrease.

Exhibit E | Page 6

Our focus on lending to small to mid-sized community-based businesses may increase our credit risk.

Most of our commercial business and commercial real estate loans are made to small business or middle market customers. These businesses generally have fewer financial resources in terms of capital or borrowing capacity than larger entities and have a heightened vulnerability to economic conditions. If general economic conditions in the market area in which we operate negatively impact this important customer sector, our results of operations and financial condition may be adversely affected. Moreover, a portion of these loans have been made by us in recent years and the borrowers may not have experienced a complete business or economic cycle. The deterioration of our borrowers’ businesses may hinder their ability to repay their loans with us, which could have a material adverse effect on our financial condition and results of operations.

The amount of our other real estate owned may increase, resulting in additional OREO-related losses, and costs and expenses that will negatively affect our operations.

It is possible that the balance of OREO could increase in future years. Our level of OREO is affected by, among other things, the continued deterioration of the residential and commercial real estate markets and the tightening of the credit market. As the amount of OREO increases, our losses, and the costs and expenses to maintain that real estate also generally increase. Any additional increase in losses, and maintenance costs and expenses due to OREO may have material adverse effects on our business, financial condition and results of operations. Such effects may be particularly pronounced during times of reduced real estate values and excess inventory, which may make the disposition of OREO properties more difficult, increase maintenance costs and expenses, and reduce our ultimate realization from any OREO sales. In addition, we are required to reflect the fair market value of our OREO in our financial statements. If the OREO declines in value, we are required to recognize a loss in connection with continuing to hold the property. As a result, declines in the value of our OREO have a negative effect on our results of operations and financial condition.

Liquidity risk could impair our ability to fund operations and jeopardize our financial condition.

Liquidity is essential to our business. An inability to raise funds through deposits, borrowings and other sources could have a substantial negative effect on our liquidity. Our access to funding sources in amounts adequate to finance our activities on terms that are acceptable to us could be impaired by factors that affect us specifically, or the financial services industry or economy in general. Factors that could negatively impact our access to liquidity sources include a decrease in the level of our business activity as a result of an economic downturn in the market area in which our loans are concentrated; adverse regulatory action against us; or our inability to attract and retain deposits.

Our ability to borrow could be impaired by factors that are not specific to us or our region, such as a disruption in the financial markets or negative views and expectations about the prospects for the financial services industry in light of recent turmoil faced by banking organizations and unstable credit markets.

Exhibit E | Page 7

We are dependent on key personnel and the loss of one or more of those key personnel may materially and adversely affect our operations.

We are a relationship-driven organization, and currently depend heavily on the services of a number of key management personnel. These senior officers have primary contact with our customers and are extremely important in maintaining personalized relationships with our customer base, which is a key aspect of our business strategy, and in increasing our market presence. The unexpected loss of key personnel could materially and adversely affect the results of operations and financial condition.

The success of our strategy depends on our ability to identify and retain individuals with experience and relationships in our markets.

In order to be successful, we must identify and retain experienced key management members with local expertise and relationships. We expect that competition for qualified personnel will be intense and that there will be a limited number of qualified persons with knowledge of and experience in the community banking industry in our chosen geographic market. Even if we identify individuals that we believe could assist us in building our franchise, we may be unable to recruit these individuals away from their current banks. In addition, the process of identifying and recruiting individuals with the combination of skills and attributes required to carry out our strategy is often lengthy. Our inability to identify, recruit and retain talented personnel could limit our growth and could materially adversely affect our business, financial condition and results of operations.

If we are unable to successfully implement and manage our growth strategy, our results of operations and financial condition may be adversely affected.

We may not be able to successfully implement our growth strategy if we are unable to identify attractive markets, locations or opportunities to expand in the future. In addition, the ability to manage growth successfully depends on whether we can maintain adequate capital levels, cost controls and asset quality, and successfully integrate any acquired branch offices or banks. We cannot assure you that any integration efforts relating to our growth strategy will be successful.

In implementing our growth strategy by opening new branches or acquiring branches or banks, we expect to incur increased personnel, occupancy and other operating expenses. In the case of new branches, we must absorb those higher expenses while we begin to generate new deposits; there is also further time lag involved in redeploying new deposits into attractively priced loans and other higher yielding earning assets. Our plans to expand could depress earnings in the short run, even if we efficiently execute a branching strategy leading to long-term financial benefits.

Exhibit E | Page 8

We rely upon independent appraisals to determine the value of the real estate which secures a significant portion of our loans, and the values indicated by such appraisals may not be realizable if we are forced to foreclose upon such loans.

A significant portion of our loan portfolio consists of loans secured by real estate. We rely upon independent appraisers to estimate the value of such real estate. Appraisals are only estimates of value and the independent appraisers may make mistakes of fact or judgment which adversely affect the reliability of their appraisals. In addition, events occurring after the initial appraisal may cause the value of the real estate to increase or decrease. As a result of any of these factors, the real estate securing some of our loans may be more or less valuable than anticipated at the time the loans were made. If a default occurs on a loan secured by real estate that is less valuable than originally estimated, we may not be able to recover the outstanding balance of the loan and will suffer a loss.

We are exposed to risk of environmental liabilities with respect to properties to which we take title.

In the course of our business we may foreclose and take title to real estate, potentially becoming subject to environmental liabilities associated with the properties. We may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs or we may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property. Costs associated with investigation or remediation activities can be substantial. If we are the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. These costs and claims could adversely affect our business.

We may be adversely impacted by changes in market conditions.

We are directly and indirectly affected by changes in market conditions. Market risk generally represents the risk that values of assets and liabilities or revenues will be adversely affected by changes in market conditions. As a financial institution, market risk is inherent in the financial instruments associated with our operations and activities, including loans, deposits, securities, short-term borrowings, long-term debt and trading account assets and liabilities. A few of the market conditions that may shift from time to time, thereby exposing us to market risk, include fluctuations in interest rates, equity and futures prices, and price deterioration or changes in value due to changes in market perception or actual credit quality of issuers. Our investment securities portfolio, in particular, may be impacted by market conditions beyond our control, including rating agency downgrades of the securities, defaults of the issuers of the securities, lack of market pricing of the securities, and inactivity or instability in the credit markets. Any changes in these conditions, in current accounting principles or interpretations of these principles could impact our assessment of fair value and thus the determination of other-than-temporary impairment of the securities in the investment securities portfolio.

Exhibit E | Page 9

Our exposure to operational, technological and organizational risk may adversely affect us.

We are exposed to many types of operational risks, including reputation, legal and compliance risk, the risk of fraud or theft by employees or outsiders, unauthorized transactions by employees or operational errors, clerical or record-keeping errors, and errors resulting from faulty or disabled computer or telecommunications systems.

Certain errors may be repeated or compounded before they are discovered and successfully rectified. Our necessary dependence upon automated systems to record and process transactions may further increase the risk that technical system flaws or employee tampering or manipulation of those systems will result in losses that are difficult to detect. We may also be subject to disruptions of our operating systems arising from events that are wholly or partially beyond our control (for example, computer viruses or electrical or telecommunications outages), which may give rise to disruption of service to customers and to financial loss or liability. We are further exposed to the risk that our external vendors may be unable to fulfill their contractual obligations (or will be subject to the same risk of fraud or operational errors by their respective employees as are we) and to the risk that our (or our vendors’) business continuity and data security systems prove to be inadequate.

Failure to maintain effective systems of internal and disclosure control could have a material adverse effect on our results of operation and financial condition.

Effective internal and disclosure controls are necessary for us to provide reliable financial reports and effectively prevent fraud and to operate successfully as a public company. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results would be harmed. As part of our ongoing monitoring of internal control, we may discover material weaknesses or significant deficiencies in our internal control that require remediation. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis.

We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. Any failure to maintain effective controls or to timely effect any necessary improvement of our internal and disclosure controls could, among other things, result in losses from fraud or error, harm our reputation or cause investors to lose confidence in our reported financial information, all of which could have a material adverse effect on our results of operation and financial condition.

Changes in accounting standards could impact reported earnings.

From time to time there are changes in the financial accounting and reporting standards that govern the preparation of our financial statements. These changes can materially impact how we record and report our financial condition and results of operations. In some instances, we could be required to apply a new or revised standard retroactively, resulting in the restatement of prior period financial statements.

Exhibit E | Page 10

We depend on the accuracy and completeness of information about clients and counterparties and our financial condition could be adversely affected if we rely on misleading information.

In deciding whether to extend credit or to enter into other transactions with clients and counterparties, we may rely on information furnished to us by or on behalf of clients and counterparties, including financial statements and other financial information, which we do not independently verify. We also may rely on representations of clients and counterparties as to the accuracy and completeness of that information and, with respect to financial statements, on reports of independent auditors. For example, in deciding whether to extend credit to clients, we may assume that a client’s audited financial statements conform with accounting principles generally accepted in the United States (“GAAP”) and present fairly, in all material respects, the financial condition, results of operations and cash flows of that client. Our financial condition and results of operations could be negatively impacted to the extent we rely on financial statements that do not comply with GAAP or are materially misleading.

We rely on other companies to provide key components of our business infrastructure.

Third parties provide key components of our business operations such as data processing, recording and monitoring transactions, online banking interfaces and services, internet connections and network access. While we have selected these third party vendors carefully, we do not control their actions. Any problem caused by these third parties, including poor performance of services, failure to provide services, disruptions in communication services proved by a vendor and failure to handle current or higher volumes, could adversely affect our ability to deliver products and services to our customers and otherwise conduct our business, and may harm our reputation. Financial or operational difficulties of a third party vendor could also hurt our operations if those difficulties interface with the vendor’s ability to serve us. Replacing these third party vendors could also create significant delay and expense. Accordingly, use of such third parties creates an unavoidable inherent risk to our business operations.

Our information systems may experience an interruption or breach in security.

We rely heavily on communications and information systems to conduct business. In addition, in the ordinary course of business we collect and store sensitive data, including proprietary business information and personally identifiable information of our customers and employees, in systems and on networks. While we have policies and procedures designed to protect our networks, computers and data from failure, interruption, damage or unauthorized access, there can be no assurance that a breach will not occur or, if it does, that it will be adequately addressed. The occurrence of any failure, interruption, damage or security breach of our communications and information systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny or expose us to civil litigation and possible financial liability, any of which could adversely affect our business.

Exhibit E | Page 11

We operate in a highly regulated industry and the laws and regulations that govern our operations, corporate governance, executive compensation and financial accounting, or reporting, including changes in them or our failure to comply with them, may adversely affect us.

We are subject to extensive regulation and supervision that governs almost all aspects of our operations. Intended to protect customers, depositors, consumers, deposit insurance funds and the stability of the U.S. financial system, these laws and regulations, among other matters, prescribe minimum capital requirements, impose limitations on our business activities, limit the dividend or distributions that we can pay, restrict the ability of institutions to guarantee our debt and impose certain specific accounting requirements that may be more restrictive and may result in greater or earlier charges to earnings or reductions in our capital than GAAP. Compliance with laws and regulations can be difficult and costly, and changes to laws and regulations often impose additional compliance costs.

We are currently facing increased regulation and supervision of our industry as a result of the financial crisis in the banking and financial markets. Such additional regulation and supervision has increased, and is expected to continue to increase, our costs and limit our ability to pursue business opportunities. Further, our failure to comply with these laws and regulations, even if the failure was inadvertent or reflects a difference in interpretation, could subject us to restrictions on our business activities, fines and other penalties, any of which could adversely affect our results of operations, capital base and the price of our securities. Further, any new laws, rules and regulations could make compliance more difficult or expensive or otherwise adversely affect our business and financial condition.

The Dodd-Frank Act substantially changes the regulation of the financial services industry and it could have a material adverse effect on our results of operation and financial condition.

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act provides wide-ranging changes in the way banks and financial services firms generally are regulated and has been affecting the way our company and our customers and counterparties do business with each other. Among other things, it requires increased capital and regulatory oversight for banks and their holding companies, changes the deposit insurance assessment system, changes responsibilities among regulators, establishes the new Consumer Financial Protection Bureau, and makes various changes in the securities laws and corporate governance that affect public companies, including us. The Dodd-Frank Act also requires numerous studies and regulations related to its implementation. Many of the provisions of the Dodd-Frank Act have not been fully implemented and will be subject both to further rulemaking and the discretion of applicable regulatory bodies. Although we cannot predict the full effect of the Dodd-Frank Act on our operations, it, as well as the future rules implementing its reforms, could impose significant additional costs on us, limit the products we offer, limit our ability to pursue business opportunities in an efficient manner, require us to increase our regulatory capital, impact the values of assets that we hold, significantly reduce our revenues or otherwise materially and adversely affect our business, financial condition or results of operations. The ultimate impact of the final rules on our businesses and results of operations, however, will depend on regulatory interpretation and rulemaking, as well as the success of our actions to mitigate the negative earnings impact of certain provisions.

Exhibit E | Page 12

We may be subject to more stringent capital and liquidity requirements, the short-term and long-term impact of which is uncertain.

We are subject to capital adequacy guidelines and other regulatory requirements specifying minimum amounts and types of capital which each must maintain. From time to time, regulators implement changes to these regulatory capital adequacy guidelines. If we fail to meet these minimum capital guidelines and/or other regulatory requirements, our financial condition would be materially and adversely affected.

In determining the adequacy of its capital levels, Virginia Commonwealth Bank uses risk-based capital ratios established by regulations. In July 2013, the Board of Governors of the Federal Reserve System, FDIC and Office of the Comptroller of the Currency adopted the U.S. the Basel Committee’s Revised Framework to the International Convergence of Capital Management and Capital Standards regulatory capital reforms from the Basel Committee on Banking Supervision (which we refer to as the “Basel Committee”) and certain changes required by the Dodd-Frank Act (which we refer to as the “Basel III Rules”), which establish a stricter regulatory capital framework that requires banking organizations to hold more and higher-quality capital to act as a financial cushion to absorb losses and help banking organizations better withstand periods of financial stress. The Basel III Rules increase capital ratios for all banking organizations and introduce a “capital conservation buffer,” which is in addition to each capital ratio. If a banking organization dips into its capital conservation buffer, it would be subject to limitations on certain activities including payment of dividends, share repurchases and discretionary bonuses to executive officers.

In calculating our risk-based ratios, we must apply risk weights to its various asset classes. The Basel III Rules assign higher risk weights to exposures to various categories of assets, including certain credit facilities that finance the acquisition, development or construction of real property, certain exposures or credits that are 90 days past due or on nonaccrual, foreign exposures and certain corporate exposures. The Basel III Rules also require unrealized gains and losses on certain available-for-sale securities holdings to be included for purposes of calculating regulatory capital requirements unless a one-time opt-out is exercised. The Basel III Rules also include changes in what constitutes regulatory capital, some of which are subject to a two-year transition period. These changes include the phasing-out of certain instruments as qualifying capital. In addition, Tier 2 capital is no longer limited to the amount of Tier 1 capital included in total capital. Mortgage servicing rights, some uncertain deferred tax assets and investments in unconsolidated subsidiaries in excess of designated percentages of common stock are required to be deducted from capital, subject to a two-year transition period. The Basel III Rules became effective January 1, 2015. The conservation buffer began to be phased in beginning in 2016 and will take full effect on January 1, 2019.

Although we currently cannot predict the specific impact and long-term effects that the Basel III Rules will have on us and the banking industry more generally, we will be required to maintain higher regulatory capital levels, which could impact our operations, net income and ability to grow.

Exhibit E | Page 13

Risks Related to Our Common Stock

There is a limited trading market for our common stock, and it may be difficult to sell shares after they have been purchased.

Our common stock is quoted on the OTC Markets Group’s OTCQB tier under the symbol “BAYK.” The volume of trading activity in the stock is very limited as compared to securities traded on a national securities exchange. Shareholders may be required to bear the financial risks of owning our common stock for an indefinite period of time. Even if a more active market develops, there can be no assurance that such market will continue, or that shares will be able to be sold at or above the market value of shares at the time of your investment. Given the low trading volume of our common stock, significant sales of our common stock, or the expectation of these sales, could cause our common stock price to fall.

The market for our common stock historically has experienced price and volume fluctuations.

Transactions in our common stock are relatively infrequent as compared to stocks of larger companies actively trading on a national securities exchange. As a result, the market for our common stock historically has experienced and may continue to experience price and volume fluctuations similar to other stocks that are thinly traded. Infrequent trading can contribute to price and volume volatility compared to active trading markets that generally have lower price volatility and more efficient execution of buy and sell orders. In addition, active trading markets tend to reduce the bid-ask spreads for sales transactions. The absence of an active trading market reduces the liquidity of our shares. If a more active market in our common stock develops, we cannot assure you that such a market will continue or that you will be able to sell the number of shares you want to and at prices at which you may find attractive or at all.

The market price of our common stock may decline after this offering.

The price per share at which we value our common stock in this offering may be more or less than the trading price of our common stock after the offering is completed. If purchasers in this offering attempt to sell their shares of common stock, any such sales, depending on the volume and timing, could cause the market price of our common stock to decline. Also, because stock prices generally fluctuate over time, we cannot assure you that you will be able to sell your shares after this offering at a price equal to or greater than the actual purchase price. You should consider these possibilities in deciding whether to purchase our common stock in this offering and the timing of any sale of those shares after the offering.

We cannot predict what effect, if any, future sales of our common stock, or the availability of shares of our common stock for sale, will have on the price of our common stock. Therefore, we cannot assure you that sales of our common stock, or the potential for sales, would not cause the price of our common stock to decline or impair our ability to raise capital.

Exhibit E | Page 14

The price of the common stock in this offering has been determined by our board of directors and does not necessarily represent the price at which a buyer can be found for the shares now or in the future.

Our board of directors determined the offering price of the common stock after consultation with FIG Partners, our placement agent, and after considering a number of factors, including: the need to offer the shares at a price that would be attractive to investors, historical and current trading prices for our common stock, the book value and earnings per share of our common stock, general conditions in the financial services industry, the need for capital and alternatives available to us for raising capital, and potential market conditions. In conjunction with its review of these factors, the board of directors also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings and the outlook for our segment of the banking industry, our current financial condition and regulatory status, and the prices in recent securities offerings of other financial institutions. As a result, the price of the common stock offered is not necessarily a reflection of the market price at which our common stock may sell after the offering or of any intrinsic or fair value of our common stock.

Our shares of common stock sold in the offering will not be immediately transferable.

Our shares of common stock offered in the offering have not been registered under the Securities Act of 1933 (the “Securities Act”) and are subject to restrictions on transfer. These shares may be only offered or sold pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The company has no current plans to register the shares offered hereby under the Securities Act or any state securities law. Even if investors are able to sell shares of common stock pursuant to exemptions from registration, restrictions on such sales may result in a lower sales price. As a result of the unregistered status of the common stock, investors will generally not be able to sell or transfer the shares purchased in the offering for at least six months. Accordingly, you may be required to bear the financial risk of an investment in our common stock for an indefinite period of time.

Our ability to pay dividends is limited, and we may be unable to pay future dividends.

Our ability to pay dividends will be limited by regulatory restrictions and our need to maintain sufficient capital. The ability of the Virginia Commonwealth Bank to pay dividends to the Company also will be limited by the Virginia Commonwealth Bank’s obligations to maintain sufficient capital, earnings and liquidity and by other general restrictions on its dividends under federal and state bank regulatory requirements. Any future financing arrangements that we enter into may also limit our ability to pay dividends to our shareholders. If we do not satisfy these regulatory requirements or arrangements, we will be unable to pay dividends on our common stock. Further, even if we have earnings and available cash in an amount sufficient to pay dividends to our shareholders of common stock, the Board of Directors, in its sole discretion, may decide to retain them and therefore not pay dividends in the future.

Exhibit E | Page 15

If we fail to pay interest on or otherwise default on our subordinated notes, we will be prohibited from paying dividends or distributions on our common stock.

As of June 30, 2017, we had $7.0 million of subordinated notes outstanding. The agreements under which the subordinated notes were issued prohibit us from paying any dividends on our common stock or making any other distributions to our shareholders upon our failure to make any required payment of principal or interest on the notes or during the continuance of an event of default under the applicable agreement. Events of default generally consist of, among other things, certain events of bankruptcy, insolvency or liquidation relating to us. If we were to fail to make a required payment of principal or interest on our subordinated notes, we would be prohibited from paying any dividends or making any other distributions to our shareholders or from redeeming or repurchasing any of our common stock, which could have a material adverse effect on the market value of our common stock.

Our management will have broad discretion over the use of the net proceeds from the offering, and we may not invest the proceeds successfully.

We currently anticipate that we will use the net proceeds of the offering for general corporate purposes, including organic growth and potential acquisitions. Our management may allocate these remaining proceeds among these purposes as it deems appropriate. Accordingly, you will be relying on the judgment of our management regarding the use of the proceeds from the offering. It is possible that we may invest the proceeds in a way that does not yield a favorable, or any, return for us.

No broker or underwriter has agreed to purchase any shares of our common stock.

Our common stock is being sold primarily through the efforts of the directors and officers of the company. Although FIG Partners has agreed to assist the company, on a best efforts basis, to sell shares of common stock in the offering, neither FIG Partners nor any other broker dealer or other person has any obligation to purchase, or find purchasers for, any shares of common stock.

We may issue additional shares of common stock in the future, which could dilute a shareholder’s ownership of common stock.

Our articles of incorporation authorize our board of directors, generally without shareholder approval, to, among other things, issue additional shares of common or preferred stock. The issuance of any additional shares of common or preferred stock could be dilutive to a shareholder’s ownership of our common stock. To the extent that we issue options or warrants to purchase common stock in the future and the options or warrants are exercised, our shareholders may experience further dilution. Holders of shares of our common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, shareholders may not be permitted to invest in future issuances of our common or preferred stock. We are required by federal and state regulatory authorities to maintain adequate levels of capital to support our operations. Accordingly, regulatory requirements and/or deterioration in our asset quality may require us to sell common stock or preferred stock to raise capital under circumstances and at prices that result in substantial dilution.

Exhibit E | Page 16

Securities that we issue, including our common stock, are not FDIC insured.

Securities that we issue, including our common stock, are not savings or deposit accounts or other obligations of any bank, and are not insured by the FDIC or any other governmental agency or instrumentality or any private insurer and are subject to investment risk, including the possible loss of your investment.

Our governing documents and Virginia law contain anti-takeover provisions that could negatively impact our shareholders.

Our articles of incorporation and bylaws and the Virginia Stock Corporation Act contain certain provisions designed to enhance the ability of our board of directors to deal with attempts to acquire control of the Company. These provisions and the ability to set the voting rights, preferences and other terms of any series of preferred stock that may be issued, may be deemed to have an anti-takeover effect and may discourage takeovers (which certain shareholders may deem to be in their best interest). To the extent that such takeover attempts are discouraged, temporary fluctuations in the market price of our common stock resulting from actual or rumored takeover attempts may be inhibited. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even though such transactions may be favorable to the interests of shareholders, and could potentially adversely affect the market price of our common stock.

Exhibit E | Page 17

Schedule 3.1(a)

Subsidiaries

Virginia Commonwealth Bank

VCB Financial Group, Inc.

Bay Services Company, Inc.

Steptoes Holdings, LLC (inactive)

Schedule 3.1(g)

Capitalization

Common Stock

Total authorized:	30,000,000
Issued and outstanding:	9,400,638
Subject to warrants, options, convertible securities, etc.:	196,419

Preferred Stock

Total authorized:	2,000,000
Issued and outstanding:	None

Exhibit E | Page 2

Schedule 3.1(w)

In connection with the transactions contemplated by the Securities Purchase Agreement, the Company will pay approximately $2.1 million in fees to the Placement Agent.